UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 24, 2014

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Notes and the Indenture

On April 30, 2014, Citrix Systems, Inc., a Delaware corporation (the “Company”), completed its previously announced private placement of $1.25 billion principal amount of 0.500% Convertible Senior Notes due 2019 (the “Convertible Notes”). The Company also granted the initial purchasers the right to purchase, within a 30-day period, up to an additional $187.5 million principal amount of Convertible Notes, solely to cover over-allotments (the “Over-Allotment Option”). The Convertible Notes are governed by the terms of an indenture, dated as of April 30, 2014 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).

The net proceeds from this offering were approximately $1.23 billion, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used approximately $71.8 million of the net proceeds to pay the cost of the Bond Hedges described below (after such cost was partially offset by the proceeds to the Company from the Warrant Transactions described below).

The Company is using the remainder of the net proceeds from the offering and a portion of its existing cash and investments to purchase an aggregate of approximately $1.5 billion of its common stock, par value $0.001 per share (the “Common Stock”), as authorized under its previously announced share repurchase program. The Company used approximately $101 million to purchase shares of Common Stock from certain purchasers of the Convertible Notes in privately negotiated transactions concurrently with the closing of the offering, and the remaining $1.4 billion to purchase additional shares of Common Stock through an accelerated share repurchase transaction (the “ASR”), which the Company entered into with Citibank, N.A. on April 25, 2014, as described below. If the initial purchasers exercise the Over-Allotment Option, the Company expects to enter into additional convertible note hedge transactions (the “Additional Bond Hedges”) and issue additional warrants (the “Additional Warrants”) pursuant to additional warrant transactions, in each case on the same terms as the Bond Hedges and Warrant Transactions described below. The Company expects to use a portion of the net proceeds from the sale of the additional Convertible Notes to pay the cost of the Additional Bond Hedges (after such cost is partially offset by the proceeds to the Company from the sale of the Additional Warrants) and to use the remainder of such proceeds for working capital and general corporate purposes.

The Convertible Notes are, and any additional Convertible Notes issued in connection with the exercise of the Over-Allotment Option will be, the senior unsecured obligations of the Company and bear interest at a rate of 0.500% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, commencing October 15, 2014. The Convertible Notes will mature on April 15, 2019, unless earlier repurchased or converted. At any time prior to the close of business on the business day immediately preceding October 15, 2018, holders may convert their Convertible Notes at their option only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2014 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Convertible Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after October 15, 2018 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances.

Upon conversion, the Company will pay cash up to the aggregate principal amount of the Convertible Notes to be converted and pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Convertible Notes being converted. Holders will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a Convertible Note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash and shares, if any, of the Company’s Common Stock paid or delivered, as the case may be, to such holder upon conversion of a Convertible Note.

The conversion rate for the Convertible Notes will initially be 11.1111 shares of Common Stock per $1,000 principal amount of Convertible Notes, which corresponds to an initial conversion price of approximately $90.00 per share of Common Stock and represents a premium of approximately 50% over the last reported sale price of $60.00 per share of Common Stock on The NASDAQ Global Select Market on April 24, 2014. The conversion rate is subject to adjustment from time to time upon the occurrence of certain events, including, but not limited to, the issuance of certain stock dividends on Common Stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, the payment of cash dividends and certain issuer tender or exchange offers.

The Company may not redeem the Convertible Notes prior to the maturity date and no “sinking fund” is provided for the Convertible Notes, which means that the Company is not required to periodically redeem or retire the Convertible Notes. Upon the occurrence of certain fundamental changes involving the Company, holders of the Convertible Notes may require the Company to repurchase for cash all or part of their Convertible Notes in principal amounts of $1,000 or an integral multiple thereof at a repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture does not contain any financial or maintenance covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the Company or any of its subsidiaries. The Indenture contains customary terms and covenants and events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Company) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Convertible Notes by written notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Convertible Notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest, if any, on all of the Convertible Notes will become due and payable automatically. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects and for up to 270 days, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the Convertible Notes.

The foregoing description of the Indenture and the Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and form of Convertible Note, which are filed hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Convertible Note Hedge and Warrant Transactions

In connection with the pricing of the Convertible Notes, on April 24, 2014, the Company entered into convertible note hedge transactions relating to approximately 13.9 million shares of Common Stock (the “Bond Hedges”) with JPMorgan Chase Bank, National Association, London Branch; Goldman, Sachs & Co.; Bank of America, N.A.; and Royal Bank of Canada (the “Option Counterparties”). On April 24, 2014, the Company also entered into separate warrant transactions (the “Warrant Transactions”) with each of the Option Counterparties relating to approximately 13.9 million shares of Common Stock. The Bond Hedges are expected generally to reduce the potential dilution upon conversion of the Convertible Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of the Convertible Notes upon conversion of any Convertible Notes, as the case may be, in the event that the market price per share of Common Stock, as measured under the terms of the Bond Hedges, is greater than the strike price of the Bond Hedges, which initially corresponds to the conversion price of the Convertible Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Convertible Notes. The Warrant

Transactions will separately have a dilutive effect to the extent that the market value per share of Common Stock, as measured under the terms of the Warrant Transactions, exceeds the applicable strike price of the warrants issued pursuant to the Warrant Transactions (the “Warrants”). The initial strike price of the Warrants is $120.00 per share, which represents a premium of 100% over the last reported sale price of $60.00 per share of Common Stock on The NASDAQ Global Select Market on April 24, 2014.

Aside from the initial payment of a premium to the Option Counterparties under the Bond Hedges, which amount is partially offset by the receipt of a premium under the Warrant Transactions, the Company is not required to make any cash payments to the Option Counterparties under the Bond Hedges and will not receive any proceeds if the Warrants are exercised.

The Bond Hedges and the Warrant Transactions are separate transactions, each entered into by the Company with the Option Counterparties, are not part of the terms of the Convertible Notes and will not change any holders’ rights thereunder. Holders of the Convertible Notes will not have any rights with respect to the Bond Hedges or Warrant Transactions.

The foregoing description of the Bond Hedges and Warrant Transactions does not purport to be complete and is qualified in its entirety by reference to the form of call option transaction confirmation relating to the Bond Hedges and the form of warrant confirmation relating to the Warrant Transactions, which are filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Accelerated Share Repurchase Program

On April 25, 2014, the Company entered into a Master Confirmation (the “Master ASR Confirmation”) and a Supplemental Confirmation (the “Supplemental Confirmation” and, together with the Master ASR Confirmation, the “ASR Agreement”), with Citibank, N.A. (the “ASR Counterparty”), as part of the Company’s previously announced share repurchase program. Under the ASR Agreement, the Company paid $1.4 billion to the ASR Counterparty and received approximately 19.2 million shares of its Common Stock from the ASR Counterparty on April 30, 2014. The total number of shares of Common Stock that the Company will repurchase under the ASR Agreement will be based on the average of the daily volume-weighted average prices of the Common Stock during the term of the ASR Agreement, less a discount. At settlement, the ASR Counterparty may be required to deliver additional shares of Common Stock to the Company or, under certain circumstances, the Company may be required to deliver shares of Common Stock or make a cash payment to the ASR Counterparty. Final settlement of the ASR Agreement is expected to be completed by the end of December 2014, although the settlement may be accelerated at the ASR Counterparty’s option.

The ASR Agreement contains the principal terms and provisions governing the accelerated share repurchase, including, but not limited to, the mechanism used to determine the number of shares of Common Stock that will be delivered, the required timing of delivery of the shares, the circumstances under which the ASR Counterparty is permitted to make adjustments to valuation and calculation periods, and various acknowledgements, representations and warranties made by the Company and the ASR Counterparty to one another. The ASR Agreement also provides that the ASR Counterparty can terminate the transaction following the occurrence of certain specified events, including major corporate transactions involving the Company.

The foregoing description of the ASR Agreement does not purport to be complete and is qualified in its entirety by reference to the Master Confirmation (including the form of Supplemental Confirmation), which is filed hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The Convertible Notes were, and any additional Convertible Notes issued in connection with the exercise of the Over-Allotment Option will be, sold to the initial purchasers in reliance on the exemption from the registration requirements provided by
Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale to qualified institutional buyers pursuant to Rule 144A of the Securities Act. In addition, the Warrants were, and any Additional Warrants will be, issued to the Option Counterparties in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act. The Company does not intend to file a shelf registration statement for the resale of the Convertible Notes or Warrants or Common Stock issuable upon conversion of the Convertible Notes or exercise of the Warrants, as applicable, if any.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Additional information pertaining to the Convertible Notes and Warrants (and any Additional Warrants) and the shares of Common Stock issuable upon conversion of the Convertible Notes or exercise of the Warrants (and any Additional Warrants), as applicable, is contained in Item 1.01 of this report and is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of April 30, 2014, between Citrix Systems, Inc. and Wilmington Trust, National Association, as Trustee

4.2	Form of 0.500% Convertible Senior Notes due 2019 (included in Exhibit 4.1)

10.1	Form of Call Option Transaction Confirmation between Citrix Systems, Inc. and each of JPMorgan Chase Bank, National Association, London Branch; Goldman, Sachs & Co.; Bank of America, N.A.; and Royal Bank of Canada

10.2	Form of Warrants Confirmation between Citrix Systems, Inc. and each of JPMorgan Chase Bank, National Association, London Branch; Goldman, Sachs & Co.; Bank of America, N.A.; and Royal Bank of Canada

10.3	Master Confirmation between Citibank, N.A. and Citrix Systems, Inc., dated April 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citrix Systems, Inc.

	By:	/s/ David J. Henshall
Dated: April 30, 2014		Name:	David J. Henshall
		Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of April 30, 2014, between Citrix Systems, Inc. and Wilmington Trust, National Association, as Trustee

4.2	Form of 0.500% Convertible Senior Notes due 2019 (included in Exhibit 4.1)

10.1	Form of Call Option Transaction Confirmation between Citrix Systems, Inc. and each of JPMorgan Chase Bank, National Association, London Branch; Goldman, Sachs & Co.; Bank of America, N.A.; and Royal Bank of Canada

10.2	Form of Warrants Confirmation between Citrix Systems, Inc. and each of JPMorgan Chase Bank, National Association, London Branch; Goldman, Sachs & Co.; Bank of America, N.A.; and Royal Bank of Canada

10.3	Master Confirmation between Citibank, N.A. and Citrix Systems, Inc., dated April 25, 2014